UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION




             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.





Check the appropriate box:

[X]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

                               CTD HOLDINGS, INC.

                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                               CTD HOLDINGS, INC.

                            NOTICE OF ACTION TAKEN BY

                     WRITTEN CONSENT OF MAJORITY SHAREHOLDER

DEAR SHAREHOLDERS:

     We are writing to advise you that CTD Holdings, Inc. will file an amendment to our Articles of Incorporation authorizing a class of "blank check" preferred stock consisting of 5,000,000 shares and creating a series of Series A Preferred Stock consisting of one share. This action was approved on May 26, 2004 by our Board of Directors. In addition, Mr. C.E. "Rick" Strattan, our CEO and Chairman and the holder of a majority of our issued and outstanding common stock, has advised us that he will approve this action by written consent in lieu of a special meeting in accordance with the relevant sections of the Florida Business Corporation Act. This action will not be effective until after we file the Articles of Amendment with the Florida Secretary of State. We intend to file the Articles of Amendment on or about July 8, 2004, which is 20 days after the date this information statement is first mailed to our stockholders.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about June 18, 2004.

     Please feel free to call us at should you have any questions on the enclosed Information Statement. We thank you for your continued interest in CTD Holdings.

                                        For the  Board of  Directors  of CTD
                                         HOLDINGS, INC.

                                         /s/ C.E. "Rick" Strattan
                                         C.E. "Rick" Strattan, CEO
June 18, 2004

                               CTD HOLDINGS, INC.

                              27317 N.W. 78 Avenue

                           High Springs, Florida 32643

                         INFORMATION STATEMENT REGARDING

                       ACTION TAKEN BY WRITTEN CONSENT OF

                              MAJORITY SHAREHOLDER

                          IN LIEU OF A SPECIAL MEETING

                       WE ARE NOT ASKING YOU FOR A PROXY,

                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                                     GENERAL

     This Information Statement is being furnished to the shareholders of CTD Holdings, Inc. in connection with the adoption of an amendment to our Articles of Incorporation by written consent of our Board of Directors and the written consent of holder of a majority of our issued and outstanding voting securities in lieu of a special meeting of our shareholders. On May 26, 2004 our Board of Directors approved an amendment to our Articles of Incorporation (the "Amendment") authorizing a class of "blank check" preferred stock consisting of 5,000,000 shares, designating one share of this new preferred stock as Series A Preferred Stock and setting forth the designations, rights and preferences of the Series A Preferred Stock. This action will become effective upon the written consent of the holder of a majority of our issued and outstanding voting securities and the filing of the Amendment with the Secretary of State of Florida in accordance with the relevant sections of the Florida Business Corporation Act. Mr. C.E. "Rick" Strattan, our CEO and Chairman and the holder of approximately 50.36% of our outstanding common stock, which is in excess of the required majority of our outstanding voting securities necessary for the adoption of this action, has advised us that he will execute a written consent approving the Amendment on or about July 8, 2004. The Amendment will be effective upon filing with the Secretary of State of Florida. We anticipate that we will file the Amendment on July 8, 2004.

     The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority of our outstanding common stock.

     This information statement is first being mailed on or about June 18, 2004 to shareholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. In addition, Florida law requires us to notify those shareholders who have not consented in writing to the adoption of the Amendment within 10 days after obtaining the written consent for the approval of the Amendment from the holder of the required majority of our outstanding voting securities. This information statement satisfies this notice requirement.

     No dissenters' rights under Florida law are afforded to our shareholders as a result of the taking of the corporate actions described in this information statement.

     The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                           OUR PRINCIPAL SHAREHOLDERS

     Our voting  securities  are currently  comprised of our common  stock.  The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our shareholders. The following table contains information regarding record ownership of our voting securities as of April 30, 2004 held by:

         *        persons who own  beneficially  more than 5% of our outstanding
         *        common stock,
         *        our directors,
         *        named executive officers, and
         *        all of our directors and officers as a group.

     A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from April 30, 2004 upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 27317 N.W. 78 Avenue, High Springs, Florida 32643.

Name of                             Amount and Nature of              Percentage
Beneficial Owner                    Beneficial Ownership               of Class

C.E. "Rick" Strattan(1)                3,665,412                          50.36%

George L. Fails (2)                       47,654                              *
All officers and directors
   as a group (two persons)(1)(2)      3,713,066                          51.00%

  * represents less than 1%

          (1) The shares of common stock beneficially owned by Mr. Strattan includes 1,000,000 shares which are held by Strattan Associates, Ltd.,of which Mr. Strattan is the general partner. Strattan Associates, Ltd. is a limited partnership established by Mr. Strattan for estate tax purposes and is not otherwise engaged in business.

          (2) The shares of common stock beneficially owned by Mr. Fails includes 7,654 shares which are issuable to Mr. Fails pursuant to the terms of his employment agreement.

                                  THE AMENDMENT

     The Amendment will create a class of "blank check" preferred stock, par value $0.001 per share, consisting of 5,000,000 shares, designate one share of this new preferred stock as Series A Preferred Stock and set forth the designations, rights and preferences of the Series A Preferred Stock. The text of the Amendment is attached to this information statement as Appendix A. Other than the creation of the class of "blank check" preferred stock and the designation of the Series A Preferred Stock, both of which have the effect of amending Article IV, Capital Stock, of our Articles of Incorporation to eliminate the current provision that the voting rights of our shareholders lie solely with our common shareholders, the Amendment makes no other changes in our Articles of Incorporation. The Amendment will not result in any change in our business, assets, liabilities or net worth.

     The term "blank check"preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the board of directors of a company. As a result of the adoption of the Amendment, our Board of Directors will be entitled to authorize the creation and issuance of up to 5,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, with no further authorization by shareholders required for the creation and issuance of the preferred stock. After issuance of the one share of Series A Preferred Stock, 4,999,999 shares of preferred stock will remain undesignated and available for issuance. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock.

     Although the Board of Directors of CTD Holdings does not have any current plans to take any action to issue shares of preferred stock, other than the one share of Series A Preferred Stock described below, the Board of Directors believes the creation of the preferred stock is in the best interests of the company and its shareholders and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, acquisitions of other companies, pursuit of financing opportunities and other valid corporate purposes.

     The Amendment will also designate one share of this new preferred stock as Series A Preferred Stock, and will set forth the designations, rights and preferences of the Series A Preferred Stock. Following the filing of the Amendment with the Secretary of State of Florida, we will issue the one share of Series A Preferred Stock to Mr. C.E. "Rick" Strattan, our CEO and Chairman, in exchange for 1,029,412 shares of our common stock presently held by him. Upon such exchange, the shares of common stock tendered by Mr. Strattan will be returned to our treasury with the status of authorized but unissued shares. The designations, rights and preferences of the Series A Preferred Stock include:

     * the stated value of the share is equal to its par value of $0.001, * the share does not pay any dividends, * in the case of a liquidation or winding up of CTD Holdings, the holder of share of Series A Preferred Stock is entitled to a liquidation preference of $0.001 per share,

     *    the share is not redeemable by us without the consent of the holder,

     * the share is convertible into shares of our common stock at our sole option based upon a conversion ratio to be determined by CTD Holdings and the holder at the time of conversion, and

     * the share votes together with the holders of the common stock on all matters submitted to a vote of our shareholders, with the share of Series A Preferred Stock being entitled to one vote more than one-half of all votes entitled to be cast by all holders of voting capital stock of CTD Holding on any matter submitted to our shareholders so as to ensure that the votes entitled to be cast by the holder of the Series A Preferred Stock are equal to at least 51% of the total of all votes entitled to be cast by our shareholders.

     In our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as well as other filings we have made with the Securities and Exchange Commission, we have described a strategy to grow our company which involves the acquisition of additional companies. It is likely that these acquisitions would involve the issuance of additional shares of our common stock. In addition, we may seek to raise additional working capital through the sale of securities. The purpose of the Series A Preferred Stock is to ensure that Mr. Strattan retains voting control of our company for the foreseeable future as we undertake these types of transactions. We are not, however, currently a party to any agreement or understanding which provides for the issuance of shares of securities for either an acquisition or business combination or in a capital raising transaction.

Proforma Principal Shareholder Table

     The following table contains information regarding record ownership of our voting securities as of April 30, 2004 held by:

     * persons who own beneficially more than 5% of our outstanding voting securities,
     *    our directors,
     *    named executive officers, and
     *    all of our directors and officers as a group.

giving proforma effect to the issuance of the one share of Series A Preferred Stock to Mr. Strattan and the return by him to treasury of 1,029,412 shares of our common stock held by him, as if those transactions had occurred on April 30, 2004.

     A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from April 30, 2004, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 27317 N.W. 78 Avenue, High Springs, Florida 32643.


Title of          Name of                    Amount and Nature of        Percentage       Percent of
Class             Beneficial Owner           Beneficial Ownership        of Class         Voting Control (1)
-----             ----------------           --------------------        -----------      --------------
Common Stock

                  C.E. "Rick" Strattan(2)             3,665,412             50.36%             71.48%

                  George L. Fails   (3)                  47,654                 *                   *

                  All executive officers
                  and directors as a
                  group (two persons)(2)(3)           3,713,066             51.00%             71.86%

Series A Preferred Stock

                  C.E. "Rick" Strattan (2)                    1               100%             71.48%

                  George L. Fails   (3)                       0                 -                   *
                  All executive officers
                    and directors as a
                    group (two persons)(2)(3)                 1               100%             71.86%


*        represents less than 1%

          (1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and Series A Preferred Stock on a proforma basis on April 30, 2004. Giving proforma effect to the issuance of the one share of Series A Preferred Stock to Mr. Strattan and the return to our treasury by him of 1,029,412 shares of our common stock, at April 30, 2004 we would have had an aggregate of shares of our common stock and one share of our Series A Preferred Stock issued and outstanding. These two classes of securities, which will represent our voting securities, vote together on all matters submitted to a vote of our shareholders. The holders of our outstanding shares of common stock are entitled to one vote and the holder of the Series A Preferred Stock is entitled to one vote more than one-half of all votes entitled to be cast by all holders of voting capital stock of CTD Holding on any matter submitted to our shareholders so as to ensure that the votes entitled to be cast by the holder of the Series A Preferred Stock are equal to at least 51% of the total of all votes entitled to be cast by our shareholders.

          (2) The shares of common stock beneficially owned by Mr. Strattan includes 1,000,000 shares which are held by Strattan Associates, Ltd., of which Mr. Strattan is the general partner, Strattan Associates, Ltd. is a limited partnership established by Mr. Strattan for estate tax purposes and is not otherwise engaged in business.

          (3) The shares of common stock beneficially owned by Mr. Fails includes 7,654 shares which are issuable to Mr. Fails pursuant to the terms of his employment agreement.

Potential Anti-takeover Effect

     We have no present intention to use the "blank check" preferred stock for anti-takeover purposes, nor is the Amendment in response to any effort by any person or group to accumulate our stock or to obtain control of CTD Holdings by any means. However, the issuance of the Series A Preferred Stock or other shares of preferred stock could prevent any action to acquire control of the Board or to meet the voting requirements imposed by Florida law with respect to a merger or other business combination involving us.

Potential Conflicts of Interest

     As a result of its voting rights, notwithstanding that our common shareholders are entitled to vote on matters submitted to our shareholders, so long as the Series A Preferred Stock is outstanding Mr. Strattan will have the power to elect all of our directors and to otherwise control our company. In addition, the terms of conversion of the Series A Preferred Stock have not been fixed and are determinable by our board of directors in its sole discretion. Mr. Strattan is one of two members to our board of directors. There is no limit on the number of shares of common stock into which the Series A Preferred Stock could become convertible into in the future, subject to the availability of authorized but unissued shares of common stock. As the Series A Preferred Stock upon issuance will lack any conversion feature, it will not be included in the calculation for earnings per share by our company. If conversion rights were to be established in the future, our earnings per share in future periods, if any, could be reduced in proportion to the increase in the as yet undeterminable number of shares of common stock into which the Series A Preferred Stock may become convertible.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                                     CTD HOLDINGS, INC.

                          By: /s/ C.E. "Rick" Strattan

                            C.E. "Rick" Strattan, CEO

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                               CTD HOLDINGS, INC.

     Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the President of CTD HOLDINGS, INC., a corporation organized and existing under and by virtue of the Business
Corporation Act of the State of Florida (the "Corporation"), bearing document number L93224, does hereby certify that the following resolutions were adopted pursuant to the authority of the Board of Directors and the holder of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted as required by Section
602.1003 of the Florida Business Corporation Act:

     RESOLVED, that Article IV Capital Stock which appears in the Corporation's Articles of Incorporation, as amended, be and hereby is deleted in its entirety and substituted with the following:

                            ARTICLE IV. CAPITAL STOCK

     The total number of shares of capital stock that this Corporation shall have the authority to issue and to have outstanding at any one time is one hundred million (100,000,000) shares of common stock, par value $0.001 per share, and five million (5,000,000) shares of preferred stock, par value $0.001 per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors of the Corporation pursuant to the authority in this paragraph given. Cumulative voting by any shareholder is hereby expressly denied. No shareholder of this Corporation shall have, by reason of it holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter authorized, and any other equity securities, or any notes, debentures, warrants, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such shareholder.

                            Series A Preferred Stock

     The Corporation hereby designates one (1) share of the authorized shares of preferred stock as Series A Preferred Stock. The rights, preferences, privileges, restrictions and other matters related to the Series A Preferred Stock are as follows:

     1. Stated Value and Dividends. The stated value of the Series A Preferred Stock shall be $0.001. The holder of share of Series A Preferred Stock shall not be entitled to receive dividends.

     2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holder of Series A Preferred Stock may at his sole option elect to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of common stock by reason of their ownership thereof, an amount per share equal to $0.001 for the outstanding share of Series A Preferred Stock. Upon the completion of this distribution and any other distribution that may be required with respect to series of preferred stock of this Corporation that may from time to time come into existence, if assets remain in this Corporation the holders of the common stock of this Corporation shall receive all of the remaining assets of this Corporation. For purposes of this Section 2, a liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation or any transaction in which the Corporation is the surviving entity or (ii) a sale of all or substantially all of the assets of the Corporation unless the Corporation's shareholders of record as constituted immediately prior to such transaction will, immediately after such transaction (by virtue of securities issued as consideration in the transaction) hold at least 50% of the voting power of the surviving or acquiring entity. Whenever a distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined and agreed to by the Board of Directors of this Corporation.

     3. Redemption. The Series A Preferred Stock is not redeemable without the prior written consent of the holder of such Series A Preferred Stock.

     4. Conversion. The share of Series A Preferred Stock shall be convertible, at the sole option of the Corporation, at any time after the date of issuance of such share at the office of this Corporation into such number of fully paid and non-assessable shares of common stock of the Corporation as is determined by mutual agreement of the Corporation and the holder of the Series A Preferred Stock at the time of conversion.

     5 Voting Rights. The holder of the share of Series A Preferred Stock shall have the following voting rights:

                  (a) The holder of the share of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of the common stock and of any other shares of capital stock of the Corporation entitled to vote at a meeting of shareholders as one class, except in cases where a separate or additional vote or consent of the holders of any class or series of capital stock or other equity securities of the Corporation shall be required by these Articles or applicable law, in which case the requirement for any such separate or additional vote or consent shall apply in addition to the single class vote or consent otherwise required by this paragraph.

                  (b) As of each record date for the determination of the Corporation's shareholders entitled to vote on any matter (a "Record Date"), the share of Series A Preferred Stock shall have voting rights and powers equal to the number of votes that entitle the holder of the share of Series A Preferred Stock to exercise one vote more than one-half of all votes entitled to be cast as of such Record Date by all holders of capital stock of the Corporation so as to ensure that the votes entitled to be cast by the holder of the share of Series A Preferred Stock shall be equal to at least fifty-one percent (51%) of all votes entitled to be cast.

                  (c) Without the written consent of the holder of the share of Series A Preferred Stock at a meeting of the shareholders of this Corporation called for such purpose, the Corporation will not amend, alter or repeal any provision of the Articles of Incorporation (by merger or otherwise) so as to adversely affect the preferences, rights or powers of the Series A Preferred Stock.

     6. Status of Redeemed Stock. In the event the share of Series A Preferred Stock shall be redeemed pursuant to Section 3 hereof, or converted pursuant to
Section 4 hereof, the share shall be cancelled and returned to the status of authorized but unissued shares of preferred stock.

     7. Taxes. This Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of the share of Series A Preferred Stock.

     The foregoing amendment was duly adopted by the unanimous written consent of the Board of Directors as of May 26, 2004 and by the written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted effective May 26, 2004.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of May 26, 2004.

                                            CTD HOLDINGS, INC.

                                          By:
                                             C.E. "Rick" Strattan, President